Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements pertaining to the L Brands, Inc. 401(k) Savings and Retirement Plan:

    Registration Statement (Form S-8 No. 33-49871)
Registration Statement (Form S-8 No. 333-110465)
Registration Statement (Form S-8 No. 333-04927)
Registration Statement (Form S-8 No. 333-04941)
Registration Statement (Form S-8 No. 333-118407)
Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588);

of our report dated June 25, 2014, with respect to the financial statements and schedule of the L Brands, Inc. 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Columbus, Ohio
June 25, 2014